UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 23, 2005

CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-12716	04-2573920
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

One Gateway Center, Suite 411, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 527-9933

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

Approval of 2006 Base Salaries

On September 23, 2005, to be effective retroactively for the 2006 fiscal year beginning April 1, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Clinical Data, Inc. (the “Company”), after considering the Company’s performance for the 2005 fiscal year, established the following 2006 fiscal year base salaries for the following executive officers:

Name	2006 Base Salary
Israel M. Stein, M.D. President, Chief Executive Officer	$325,000
Mark D. Shooman Senior Vice President, Chief Financial Officer	$175,000
Garth Gardner Senior Vice President, Chief Operating Officer	$187,000
Caesar J. Belbel Senior Vice President, Secretary, General Counsel	$175,000

Stock Option Awards

On September 23, 2005, the Compensation Committee awarded options to purchase shares of the Company’s common stock under its 2002 Incentive and Stock Plan to its executive officers and to certain of its independent directors. The following table sets forth information regarding grants to the executive officers and directors indicated:

Name	Number of Shares of Common Stock Subject to Stock Options	Exercise Price per Share	Expiration Date
Israel M. Stein, M.D. President, Chief Executive Officer	12,000	$23.47	09/23/2010
Mark D. Shooman Senior Vice President, Chief Financial Officer	8,000	$21.34	09/23/2015
Garth Gardner Senior Vice President, Chief Operating Officer	5,000	$21.34	09/23/2015
Caesar J. Belbel Senior Vice President, Secretary, General Counsel	8,000	$21.34	09/23/2015
Larry D. Horner Director	2,500	$21.34	09/23/2015
Arthur B. Malman Director	2,500	$21.34	09/23/2015

Each of the options, except the option for Dr. Stein, is exercisable at an exercise price per share of $21.34, which is equal to the fair market value of the common stock on the NASDAQ Small Cap Market as of September 23, 2005, the date of grant. Dr. Stein’s option is exercisable at an exercise price per share of $23.47, which is equal to 110% of the fair market value of the common stock on that day. Dr. Stein’s option has a 5-year term, while the other options have a 10-year term. All options are subject to earlier termination upon the occurrence of certain events related to termination of employment. The options for Messrs. Horner and Malman are fully vested as of the grant date. The options for Dr. Stein and Messrs. Shooman, Gardner, and Belbel are exercisable and vested as to one-third of the options on the grant date, with another one-third of the options becoming exercisable and vested on April 1, 2006, and the remaining one-third of the options becoming exercisable and vested on April 1, 2007, provided that the option holder is then employed by the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.

Date: September 28, 2005	By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Senior Vice President, Secretary and General Counsel